                         GENERAL MOTORS TRUST COMPANY,

                                AS TRUSTEE FOR

              GENERAL MOTORS EMPLOYEES GLOBAL GROUP PENSION TRUST

                    767 FIFTH AVENUE, NEW YORK, N.Y. 10153





                                March 15, 2000


Lend Lease Hyperion High-Yield CMBS Fund, Inc.
One Liberty Plaza
New York, NY 10006

          Re: Subscription Agreement to purchase shares of common stock, par value $.001 of Lend Lease Hyperion High Yield CMBS Fund, Inc. (the "Fund")

Dear Sir or Madam:

          In connection with our above-referenced subscription of shares of the Fund, the Subscription Agreement is hereby amended and modified as follows:
(capitalized terms used herein and not otherwise defined have the meanings set forth in the Subscription Agreement.)

     1. In lieu of the statements, representations and warranties in (a) of the first paragraph of Section 2 and (b) of the fourth paragraph of Section 2 (collectively, the "Covered Provisions") of the Subscription Agreement, the Investor states that:

          (a) The Investor is a group trust ( the "Trust") that was organized for the benefit of certain trusts (the "Plan Trusts") under certain employee benefit plans of General Motors Corporation, Delphi Automotive Systems Corporation and their respective affiliates (the "Plans"). The Plan Trusts are the sole beneficiaries of the Trust;

                                                                  March 15, 2000


          (b) The funds used or to be used by the Trust for the purpose of acquiring an interest in the Fund were or are to be contributed to the Trust for such purpose by the Plan Trusts; the Trust had and has no right to require such funds to be contributed to it; however, the decision that the Plan Trusts contribute such funds to the Trust and that the Trust acquire an interest in the Fund was made under the authority of the "named fiduciary" (as such term is defined in ERISA) with respect to investments of the Plans, which is the same person who usually passes on such matters for the Plan Trusts and, accordingly, was the result of one study and investigation;

          (c) The named fiduciary of the Plans with respect to investments has the authority to dissolve the Trust and/or require the Trust to transfer an interest in the Fund to the Plan Trusts (or any other trust maintained under the Plans) at any time; and


          (d) Subject to the circumstances as described above (including the authority of the named fiduciary of the Plans with respect to investments), the Trust makes the statements, representations and warranties in the Covered Provisions.

     2. For purposes of Section 2 of the Subscription Agreement, the Investment Officer is Peter M. Madden, Portfolio Manager, General Motors Investment Management Corporation.

     3. Replace the representations and warranties in Section 2(j) with the following: "The Fund has provided the Investor, and covenants to provide Investor in the future, with true, complete and correct copies of the form of all letters, agreements, undertakings and other documents (collectively referred to as "Side Letters") by and among the Fund, its adviser or any person acting with respect to either, on the one hand, and any investor, on the other hand, relating to such investor's purchase of Fund Shares or any terms, conditions, operations, obligations or other understandings affecting the Fund. Investor may elect to receive, be covered by or be subject to any rights, benefits, provisions or modifications extended to other investors, which will automatically be offered to the Investor."

     4. Add the following undertaking as Section 4: "The Adviser will cause the Fund (and any company controlled thereby) not to engage in any transaction that would result in an affiliated person or promoter of or principal underwriter for the Fund or any affiliated person of such a

                                                                  March 15, 2000




person, promoter, or principal underwriter, acting as principal to be in violation of Section 17 of the 1940 Act."

                              General Motors Trust Company, as trustee for
                              General Motors Employes Global Group Pension
                              Trust



                              By: /s/ Tony Kao
                                  ---------------------------------------
                                  Name:     Tony Kao
                                  Title:    Managing Director, North American
                                            Fixed Income


AGREED AND ACCEPTED:

LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC.


By: /s/ Joseph Tropeano
    ---------------------------------------
    Name:  Joseph Tropeano
    Title: Secretary & Compliance Officer

LEND LEASE HYPERION CAPITAL ADVISORS, L.L.C.
as adviser to the Fund


By: /s/ Joseph Tropeano
    ---------------------------------------
    Name:  Joseph Tropeano
    Title: Secretary & Compliance Officer

                LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC.

                            SUBSCRIPTION AGREEMENT

     The undersigned investor ("Investor") hereby subscribes to purchase for shares of common stock in Lend Lease Hyperion High-Yield CMBS Fund, Inc. (the "Fund") (such shares hereinafter referred to as "Fund Shares") in the Subscription Amount set forth on the signature page hereof ("Subscription Amount"). Unless otherwise defined herein, or unless the context requires otherwise, the defined terms used herein have the same meaning as used in the Private Placement Memorandum of the Fund (the "Private Placement Memorandum").

     The Investor acknowledges that (i) this subscription, when received by the Fund, will be irrevocable, (ii) the Fund may reject the subscription in its absolute and sole discretion at any time prior to the delivery and payment for the Shares (the "Closing"), and (iii) this subscription will only be deemed to have been accepted upon confirmation that this Subscription Agreement has been accepted by the Fund, when payment for the Fund Shares has been made in accordance with the Trade Payment Authorization Form included as part of this booklet and when the Fund deposits, receives and acknowledges payment of the Subscription Amount by delivering a countersigned duplicate copy of this Agreement at the Closing. With this subscription, the Investor tenders the following completed and duly executed documents: (a) a completed Subscription Agreement; and (b) an Investor Qualification Statement, and (c) a Trade Payment Authorization Form. The Subscription Amount must be paid by check or wire transfer payable according to instructions provided in the Trade Payment Authorization Form.

     1. Investor Acknowledgments and Representations
        ---------------------------------------------

     The Investor hereby acknowledges, represents, and warrants to, and agrees with the Fund as follows:

          This offering is being made in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and the regulations thereunder (the "Securities Act") for an offer and sale of securities that do not involve a public offering. The Fund Shares offered hereby are subject to restrictions on transferability and may not be transferred, sold or otherwise disposed of, except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom. There is currently no public or other market for the Fund Shares, and none is expected to develop. Each prospective investor should proceed only on the assumption that such prospective investor may have to bear the economic risk of an investment in the securities offered hereby for an indefinite period of time and bear the risk of a loss of the entire investment.

          The Fund has not registered as a Dealer with the New York State Attorney General, on the grounds that the sale of the Fund Shares is not a public offering within the meaning of (S) 359-e of the New York General Business Law.

          In making an investment decision, investors must rely on their own examination of the fund and the terms of this offering, including the merits and risks involved. Investors must also rely on their relationship with the principals of the offering to obtain information about the background and experience of the principals that the Investors consider material to an investment in the Fund.

          The Fund Shares have not been issued or sold in reliance on Paragraph (13) of Code Section 10-5-9 of `The Georgia Securities Act of 1973', and may not be sold or transferred except in a transaction which is exempt under such act or pursuant to an effective registration under such act.

     2.   Additional Representations and Warranties.
          -----------------------------------------

     The Investor hereby represents and confirms that: (a) the Investor was not formed for the specific purpose of acquiring the Fund Shares, and has total assets in excess of $5,000,000; (b) the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed; (c) the Investor has the power and authority to carry on the business in which it is engaged and to purchase the Fund Shares; and (d) the execution and delivery of this Subscription Agreement and all other documents and agreements relating to this investment by the Investor have been duly authorized by all necessary action and constitute the legal, valid and binding obligations of the Investor enforceable in accordance with their terms.

     The undersigned hereby represents and confirms that, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing partnership, trust, corporation, or other entity for whom the undersigned is executing this Subscription Agreement, and such partnership, trust, corporation, or other entity has full right and and power to perform pursuant to this Subscription Agreement and make an investment in the Fund and has its principal place of business at the address set forth or the signature page hereof and such entity has not been formed for the specific purpose of acquiring Fund Shares.

     The Investor hereby confirms that if the Investor is a corporation; (a) the Investor is a widely held "C" corporation (i.e., 5 or fewer individuals do not hold 50% or more of the stock of the corporation) or (b) the Investor has discussed with its tax advisors the specific tax consequences to it that would result from the ownership of Fund Shares.

     The Investor hereby acknowledges and represents that (a) the Investment Officer for the Investor has received and read a copy of the Private Placement Memorandum and the Statement of Additional Information (the "SAI") and has had an opportunity to ask questions concerning the matters stated in the Private Placement Memorandum and the SAI and has relied only upon the information contained therein; (b) the Investor is purchasing the Fund Shares for its own account, for investment, and not with a view to, or for resale, fractionalization or further distribution; (c) the Investor, its advisers, if any, and any designated representatives, if any, have such knowledge and experience in financial and business matters necessary to evaluate evaluator the investment in the Fund, and have carefully, reviewed and understand the risks associated with investments in the Fund, which are set forth in the Private Placement Memorandum.

     The Investor has adequate means of providing for current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Fund Shares and could afford complete loss of such investment.

     The Investor is not subscribing for Fund Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

     The Investor specifically acknowledges that by signing this Subscription Agreement, the Investor authorizes the Fund to cause the Investor to become a shareholder in the Fund.

     In addition to the transfer restrictions imposed by federal and state securities laws and the Private Placement Memorandum, Georgia investors agree that, pursuant to Section 10-5-9(13) of the Georgia Securities Act of 1973, the Fund Shares have been purchased for investment for such investor's own account.

     This agreement shall be governed by and construed in accordance with the laws of the State of New York. The Investor hereby expressly submits to the jurisdiction of all federal and state courts located in the State of New York and consents that any process or notice of motion or other application to any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed. The Investor also waives any claim that the Supreme Court of the State of New York for the County of New York or the Federal District Court for the Southern District of New York is an inconvenient forum.


     Each of Lend Lease Real Estate Investments, Inc. and Hyperion Capital Management, Inc. represents and warrants that:

          (a)   Organization and Standing of the Fund. The Fund is duly and
                -------------------------------------
validly organized and validly existing as a corporation under the laws of the State of Maryland, and has all requisite power and authority under the Articles of Incorporation, Bylaws, and such laws to enter into and carry out the terms of the Subscription Agreements, to conduct its business as described in the Articles of Incorporation and the Bylaws, each as amended, and the Private Placement Memorandum and to issue and sell Fund Shares. The Fund is also duly and validly authorized to do business in the State of New York. There is no jurisdiction other than Maryland or New York in which the Fund must be formed or qualified to enable it to engage in the business in which it is or will be engaged.

          (b)  Investment Company Act. The Fund is duly and validly registered
               ----------------------
as a closed-end management investment company under the Investment Company Act of 1940, as amended.

          (c)  Compliance with Other Instruments, etc. The Fund is not in
               --------------------------------------
violation of any term of the Articles of Incorporation or Bylaws, each as amended, or the Subscription Agreements, and the Fund is not in violation of any term of any other mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to it. The execution and delivery of the Subscription Agreements do not result in the violation of, constitute a default under or conflict with any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Fund or result in the creation of any mortgage, lien, encumbrance or charge upon any of the properties or assets of the Fund.

          (d)  Governmental and Regulatory Approval. Neither the execution and
               ------------------------------------
delivery of the Subscription Agreements nor the offer, issuance or sale of the Fund Shares requires any consent, approval or authorization from, or filing, registration or qualification with, any Federal, state or local governmental or regulatory authority (including, without limitation, registration under the Securities Act) on the part of the Fund not heretofore obtained or made, except for: (i) compliance by the Fund with the filing requirements of any applicable state securities ("Blue Sky") laws; and (ii) compliance by the Fund with the filing requirements under Regulation D under the Securities Act.

          (e)  Litigation. There are no actions, proceedings or investigations
               ----------
pending or threatened (or any basis therefor known to the Fund) against the Fund, its adviser, Lend Lease Real Estate Investments, Inc. or Hyperion Capital Management, Inc. which would result in any material adverse change in the business, prospects, condition, affairs or operations of the Fund or in any material liability on the part of the Fund or the adviser.

          (f)  Disclosure. None of the Private Placement Memorandum, Statement
               ----------
of Additional Information or the Subscription Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they are or were made.

          (g)  Fund Liabilities. Except as set forth in the Private Placement
               ----------------
Memorandum, the Fund has not engaged in any transactions (other than offering under the Private Placement Memorandum) and does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due (other than liabilities and obligations arising out of the offering under the Private Placement Memorandum).

          (h)  Issuance of the Fund Shares.  All action required to be taken
               ---------------------------
by the Fund as a condition to the issuance and sale of the Shares purchased by the Investor has been taken, and such Shares are duly and validly issued, fully paid and nonassessable.

          (i)  Articles of Incorporation.  The Articles of Incorporation, and
               -------------------------
any amendments thereto, have been duly filed for record with the Secretary of State of Maryland, and the Fund shall deliver complete and correct copies of such to the Investor immediately following the Closing.

          (j)  Side Letters.  The Fund has provided the Investor with true,
               ------------
complete and correct copies of the form of all letters, agreements, undertakings, and other documents by and among the Fund, its adviser or any person acting with respect to either, on the one hand, and any Investor, on the other hand, relating to such Investor's purchase of Fund Shares or any terms, conditions, operations, obligations or other understandings affecting the Fund.

     3. The Investor understands and acknowledges the following: (a) the minimum Subscription Amount is $1 million; (b) the Fund must receive subscriptions acceptable to it in its sole discretion, in a minimum amount of $40 million (the "Minimum Amount") in order for the closing to occur; (c) the Closing for the offering is subject to the Fund's receipt of subscriptions for the Minimum Amount on or before June 13, 2000 (the "Termination Date"); (d) subject to the receipt of subscriptions for the Minimum Amount, the Fund will either accept or reject subscriptions and at each Closing will countersign the Subscription Agreements for accepted subscriptions and provide duplicate copies of such agreements to the subscribers; and (e) if subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, the Closing shall be held with respect to the Shares sold. Thereafter, the remaining Shares will continue to be offered and sold and additional Closings may from time to time be conducted with respect to additional Shares sold, until the Termination Date.

     4. At the Closing, the Investor will pay to the Fund $7,700,000 of its Subscription Amount. The Investor hereby agrees to make additional payments to the Fund thereafter, in accordance with and subject to the following terms, in the aggregate amount equal to $42,300,000, as required by the Adviser to make additional investments in the Fund in accordance with the investment objectives and policies set forth in the Private Placement Memorandum and the SAI. All such payments will be made at such time and of such amounts as the Adviser requires in a written notice (the "Payment Notice") given to the Investor at the address or by telecopier at the telecopy number of the Investor set forth on the signature page of this Subscription Agreement at least five (5) days prior to the Payment Date specified in the Payment Notice. On the Payment Date specified on the Payment Notice, the Investor shall pay the amount so specified by wire transfer of immediately available funds to the bank account specified in the Payment Notice.

          IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 15/th/ day of March, 2000.

Dollar Amount of Subscription Amount: $50,000,000

                       General Motors Trust Company, as trustee for
                       General Motors Employes Global Group Pension Trust
                       ---------------------------------------------------
                       Print Full Legal Name of Partnership, Corporation, Trust, Employee Benefit Plan or Other Entity (if applicable).

                       By /s/ Tony Kao
                          __________________________________________________
                          (Signature of Authorized Signatory)

                       Name: Tony Kao

                       Title: Managing Director, North American Fixed Income

                       Address: 767 Fifth Avenue
                                New York, NY 10153

                       Employer Identification
                       Number (if applicable): 13-3160892


                       Date and State of Incorporation or Organization (if applicable): not applicable

                       Date on which Taxable Year Ends: September 30

                       Telecopy Number: 212-418-3653 (Elizabeth P. Wahlig)
                                        212-418-3651 (Peter H. Madden
                                        212-418-3653 (John Mack)
                                        212-418-3653 (Ed Malon)

ACCEPTED AS OF
THE DATE HEREOF:

Lend Lease Hyperion
High-Yield CMBS Fund, Inc.

By: /s/ Joseph Tropeano
    ----------------------------------
Name:  Joseph Tropeano
Title: Secretary & Compliance Officer

                LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC.

                       INVESTOR QUALIFICATION STATEMENT

          The shares of common stock of Lend Lease Hyperion High-Yield CMBS Fund, Inc. (the "Fund") (such shares hereinafter referred to as "Fund Shares") are being offered to a limited number of qualified institutional accredited investors, without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption pursuant to Section 4(2) of the Act and Regulation D, and without registration under the securities laws of the states in which the Fund Shares are offered and sold in reliance on applicable state securities exemptions.

          The information and representations provided in this Investor Qualification Statement will be used to determine whether the Investor is qualified to purchase the Fund Shares under Regulation D and applicable state securities laws and rules.

General Information
-------------------

     1.   Full legal name of Investor:

          General Motors Trust Company, as trustee for
          General Motors Employes Global Group Pension Trust

     2.   Address of principal place of business:

          767 Fifth Avenue
          New York, NY 10153

     3. Name, title, business address and telephone number of officer to whom all correspondence should be addressed:

          Tony Kao
          Managing Director, North American Fixed Income
          General Motors Trust Company
          767 Fifth Avenue
          New York, NY 10153
          212-418-6325

     4.   Investor's federal tax identification number:

          13-3160892

     5.   Date and state of incorporation:

          not applicable

     6.   Date on which taxable year ends:

          September 30

     7.   Nature of Investor's business:

          pension trust


Accredited Institutional Investor Information
---------------------------------------------

Initial all appropriate spaces below to indicate the basis on which the undersigned qualifies as an accredited investor.

[_] The undersigned hereby certifies that it is a bank as defined in section 3(a)(2) of the Securities Act of 1933.

[_] The undersigned hereby certifies that it is a savings and loan association or building and loan association, cooperative bank, homestead association, or similar institution, which is supervised and examined by state or federal authority having supervision over any such institution, whether acting in its individual or fiduciary capacity.

[_] The undersigned hereby certifies that it is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

[_] The undersigned hereby certifies that it is an insurance company as defined in section 2(13) of the Securities Act.

[_] The undersigned hereby certifies that it is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act.

[_] The undersigned hereby certifies that it is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

[_] The undersigned hereby certifies that it is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

[X] The undersigned hereby certifies that it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons described as accredited investors herein.

[_] The undersigned hereby certifies that it is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

[_]  The undersigned hereby certifies that it is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

Additional Representations and Warranties
-----------------------------------------
          The Investor makes the following additional representations and warranties:

          1. The Investor, if a corporation, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

          2. The Investor, if a corporation, has the corporate power and authority to carry on the business in which it is engaged and to purchase the Fund Shares.

          3. The undersigned, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing partnership, trust, corporation, or other entity for whom the undersigned is executing this Subscription Agreement, and such partnership, trust, corporation, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Fund.

          4. The execution and delivery of the Subscription Agreement, the Investor Qualification Statement, and all other documents and agreements relating to an investment by the Investor in the Fund have been duly authorized by all necessary corporate action and constitute the legal, valid and binding obligations of the Investor enforceable in accordance with their terms.

          5. The execution and delivery of the Subscription Agreement, the Investor Qualification Statement, and all other documents and agreements relating to an investment by the Investor in the Fund do not, and the performance of the terms thereof will not, contravene any provision of existing law or regulations, or of the charter or bylaws of the Investor, and will not conflict with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the properties of the Investor pursuant to, any indenture, mortgage or other agreement or instrument or any judgment, decree, order or decision to which the Investor is a party or by which it is bound.

          6. Under existing law, no approval, authorization, license, permit or other action by or filing with, any Federal, state, municipal or other governmental commission, board or agency is required on the part of the Investor in connection with the execution and delivery by the Investor of the Subscription Agreement, the Investor Qualification Statement, or any other documents or agreements relating to an investment by the Investor in the Fund, or the consummation of the transactions contemplated thereby.

          7. The Investor, by execution of the Investor Qualification
Statement, hereby certifies that the information, representations and warranties provided by it hereunder are true, accurate and correct.

          IN WITNESS WHEREOF, the undersigned has executed this Investor Qualification Statement this 15/th/ day of March, 2000.

Dollar Amount of Subscription Amount: $50,000,000

                    General Motors Trust Company, as trustee for
                    General Motors Employes Global Group Pension Trust
                    ---------------------------------------------------
                    Print Full Legal Name of Partnership, Corporation, Trust, Employee Benefit Plan or Other Entity (if applicable).

                    By: /s/ Tony Kao
                       -------------------------------------------------------
                       (Signature of Authorized Signatory)

                    Name: Tony Kao

                    Title: Managing Director, North American Fixed Income

                    Address: 767 Fifth Avenue
                             New York, NY 10153

                    Employer Identification
                    Number (if applicable): 13-3160892

                    Date and State of Incorporation or Organization (if applicable): not applicable

                    Date on which Taxable Year Ends: September 30

ACCEPTED AS OF
THE DATE HEREOF:

Lend Lease Hyperion
High-Yield CMBS Fund, Inc.

By: /s/ Joseph Tropeano
    --------------------
Name:  Joseph Tropeano
Title: Secretary & Compliance Officer